Exhibit 2.4(b)(vii)

[*****] Text omitted for confidential treatment. The redacted information has been excluded because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Dated December 30, 2019

JANSSEN BIOTECH, INC.

- and -

XBIOTECH INC.

__________________________________________

IP NON-ASSERTION AND LICENSE AGREEMENT

__________________________________________

CONTENTS

PAGE

1. INTERPRETATION	4
2. NON-ASSERTION AND GRANT OF LICENSES	10
3. SUB-LICENSING	12
4. REGISTRATION OF LICENSES	13
5. NO REPRESENTATIONS OR WARRANTIES	13
6. PROSECUTION AND MAINTENANCE OF PATENTS	14
7. INFRINGEMENT, INVALIDITY CLAIMS AND THIRD PARTY CLAIMS	16
8. CONFIDENTIALITY	20
9. TERM	23
10. TERMINATION	23
11. EFFECT OF EXPIRY OR TERMINATION	24
12. ASSIGNMENT AND TRANSFER	24
13. ANNOUNCEMENTS	26
14. REMEDIES AND WAIVERS	27
15. NOTICES	27
16. NO PARTNERSHIP	29
17. COSTS AND EXPENSES	29
18. COUNTERPARTS	29
19. NO RIGHTS IN THE COMPOUND	29
20. NO CONFLICTING OBLIGATION	29
21. ENTIRE AGREEMENT	29
22. INVALIDITY	30
23. FURTHER ASSURANCE	30

24. THIRD PARTY BENEFICIARIES	30
25. GOVERNING LAW	30

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THIS AGREEMENT is made the 30th day of December, 2019

BETWEEN:

(1)	JANSSEN BIOTECH, INC., a Pennsylvania corporation (“Janssen”) with its principal office at 800/850 Ridgeview Drive, Horsham, Pennsylvania, 19044, United States; and

(2)	XBIOTECH INC., a corporation existing under the laws of the Province of British Columbia (“XBiotech”) with its principal office at 5217 Winnebago Lane, Austin, TX 78744, United States,

each a “Party” and together the “Parties”.

WHEREAS:

(A)	As of before the Commencement Date (as defined below), XBiotech owns all right, title, and interest in and to Core Bermekimab Patents, Other Bermekimab Patents, and General IL-1α Patents.

(B)	Pursuant to the Asset Purchase Agreement (the “Purchase Agreement”) between Janssen and XBiotech, dated as of December 7, 2019, Janssen agreed to purchase all of XBiotech’s and its Affiliates’ right, title and interest in, to and under the Core Bermekimab Patents and Other Bermekimab Patents (the “Acquisition”).

(C)	As a result of the Acquisition, and subject to the rights granted in this Agreement, at the Commencement Date, Janssen will own all right, title and interest in, to and under the Core Bermekimab Patents and Other Bermekimab Patents, and XBiotech will remain the owner of all right, title and interest in, to and under the General IL-1α Patents.

(D)	The Parties wish to allay applicable development and Infringement concerns through the intellectual property non-assertion obligations and license rights provided in this Agreement.

NOW IT IS HEREBY AGREED as follows:

1.	INTERPRETATION

1.1	Any capitalized term used in this Agreement but not otherwise defined herein shall have the meaning ascribed thereto in the Purchase Agreement. In this Agreement the following words and expressions shall have the following meanings:

“Affiliate”	of any Person means another Person that directly or indirectly, through one or more intermediaries, Controls, is Controlled by or is under common Control with, such first Person;

“Applicable Law”	means any applicable law, statute, rule, regulation ordinance, code, or any judgment, order (whether executive, legislative, judicial or otherwise), writ, injunction, decree, decision or other requirement of any Governmental Entity;

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“Business Day”	means any day other than (a) a Saturday or Sunday or (b) a day on which banking institutions located in New York City are permitted or required by applicable Law to remain closed;

“Commencement Date”	means the Closing Date as defined in the Purchase Agreement;

“Commercially Reasonable Efforts”	means, with respect to each Party’s obligations under this Agreement, including such Party’s [*****] those reasonable, good faith efforts normally used by such Party to accomplish similar objectives under similar circumstances for similar products or product candidates owned or controlled by such Party, or to which such Party has similar rights, which product or product candidate is of similar market potential in such country and is at a similar stage in its development or product life, taking into account all relevant scientific, technical, operational, commercial, economic and other factors that may affect the development, marketing approval, manufacturing or exploitation of a product or Patent, including (as applicable): actual and potential issues of safety, efficacy and/or stability; expected and actual product profile (including product modality, category and mechanism of action); stage of development or life cycle status; actual and projected Development, Marketing Approval, manufacturing, and Exploitation costs, timelines and budgets; any issues regarding the ability to manufacture or have manufactured the Product; the likelihood of obtaining Marketing Approvals; the timing of such approvals; labelling or anticipated labelling; the then-current competitive environment and the likely competitive environment at the time of projected entry into the market, including the expected and actual competitiveness of alternative products; past performance of the product or similar products; present and future market potential; existing or projected pricing, sales, reimbursement and profitability; and expected and actual proprietary position, strength and duration of patent protection and anticipated regulatory or other exclusivity as such Party would normally use to accomplish a similar objective under similar circumstances;

[*****] Text omitted for confidential treatment. The redacted information has been excluded because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.
“Compound”	means the monoclonal antibody known as bermekimab (MABp1), the sequence of which is set forth in Schedule 1.1(c) of the Purchase Agreement;

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“Confidential Information”	has the meaning given in Sections 8.1 and 8.2;

“Core Bermekimab Patents”	means all Patents as set forth in Schedule A, and to the extent not set forth in Schedule A, shall mean all continuations, continuations-in-part, divisions, renewals, patent term extensions (including any supplemental protection certificates), re-examinations or reissues of such Patents set forth in Schedule A;

“Dataset”	means, with respect to Janssen, the dataset generated in the course of development, testing, and clinical studies directed to the Compound; and with respect to Xbiotech, the dataset generated in the course of development, testing, and clinical studies directed to the New Antibody;

“Disclosing Party”	has the meaning given in Section 8.1;

“Exploit”

means, with respect to products or services covered by Licensed Rights:

(i) to research and develop, including by conducting pre-clinical studies, clinical trials and any other steps required for regulatory approval;

(ii) to manufacture or to perform any step in the process of manufacturing, including any steps involved in fabrication, testing, packaging and assembly (including the planning, purchasing of materials for, production, processing, storage, packaging, labelling, leafleting, warehousing, quality control testing, waste disposal, quality release and sample retention);

(ii) to keep (whether for disposal or otherwise);

(iii) to promote, market, distribute, import, export, sell (including lease), dispose and supply; and/or

(iv) to offer to do or have done any of the foregoing in (i) to (iii),

and “Exploited” and “Exploitation” shall be construed accordingly;

“General IL-Iα Patents”	means all Patents as set forth in Schedule C, and to the extent not set forth in Schedule C, shall mean all continuations, continuations-in-part, divisions, renewals, patent term extensions (including any supplemental protection certificates), re-examinations or reissues of such Patents set forth in Schedule C;

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“Governmental Entity”	means any court, administrative body, local authority or other governmental or quasi-governmental entity with competent jurisdiction, any supra-national, national, federal, state, municipal, provincial or local governmental, regulatory or administrative authority, agency, commission, court, tribunal, arbitral body, self-regulated entity, securities exchange, private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority or other governmental entity, which has or claims to have competent jurisdiction over the relevant Person or its business, property, assets or operations;

“Granted Rights”	means the (i) Licensed Rights and (ii) non-assertion rights granted under Section 2 of this Agreement, collectively;

“Group”	means the XBiotech Group and/or the Janssen Group (as the context requires);

“Infringement”	means any actual, threatened, or suspected infringement (direct or indirect) or unauthorized use;

“Intellectual Property Rights”	has the meaning given in the Purchase Agreement;

“Invalidity Claim”	means any actual or threatened claim by a Person alleging invalidity or unenforceability or challenging entitlement to, or ownership of, any of the Licensed Rights, whether such claim is made in connection with the defense of an infringement or unauthorized use action or otherwise, including, in all cases, any post-grant opposition, re-issue, and re-examination, any contested case (including inter partes review, post-grant review, interference or derivation) or other similar proceedings before national or supranational intellectual property offices, including the U.S. Patent and Trademark Office, the European Patent Office and the World Intellectual Property Organisation;

“Janssen Group”	means Janssen and its Affiliates from time to time;

“Know-how”	means all non-public forms and types of financial, business, scientific, technical, economic or engineering information, including patterns, plans, compilations, program devices, formulas, designs, prototypes, methods, techniques, processes, procedures, programs or codes, whether tangible or intangible, and whether or how stored, compiled or memorialized physically, electronically, graphically, photographically or in writing if (a) the owner thereof has taken reasonable measures to keep such information secret and (b) the information derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable through proper means by, another person who can obtain economic value from the disclosure or use of the information, including all Intellectual Property Rights meeting the definition of “trade secret” as set forth in the Defend Trade Secrets Act;

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“Licensed Rights”

means:

(a) in respect of any licenses granted by Janssen, Other Bermekimab Patents; and

(b) in respect of any licenses granted by XBiotech, General IL-1α Patents and all Know-How used in or related to the Business to the extent not included in the Purchased Assets;

“Licensee”

means:

(a) in respect of any licenses granted to XBiotech (including the licenses in Section 2.2), XBiotech; and

(b) in respect of any licenses granted to Janssen (including the licenses in Section 2.3), Janssen;

“Licensor”

means:

(a) in respect of any licenses granted by Janssen (including the licenses in Section 2.2), Janssen; and

(b) in respect of any licenses granted by XBiotech (including the licenses in Section 2.3), XBiotech;

“Other Bermekimab Patents”	means all Patents as set forth in Schedule B, and to the extent not set forth in Schedule B, shall mean all continuations, continuations-in-part, divisions, renewals, patent term extensions (including any supplemental protection certificates), re-examinations or reissues of such Patents set forth in Schedule B;

“Patents”	has the meaning given in the Purchase Agreement;

“Receiving Party”	shall have the meaning given to it in Section 8.1;

“Representatives”	shall have the meaning given to it in Section 8.2.2;

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“Sub-license”	shall have the meaning given to it in Section 3;

“Working Hours”	means 9.30 a.m. to 5.30 p.m. on a Business Day.

“XBiotech Group”	means XBiotech and its Affiliates from time to time;

1.2	In this Agreement, unless otherwise specified:

1.2.1	headings to Sections are for convenience only and do not affect the interpretation of this Agreement;

1.2.2	a reference to any statute, regulation or statutory provision shall be construed as a reference to the same as it may have been, or may from time to time be, consolidated, amended, modified, extended or re-enacted except to the extent that any such amendment, modification, extension or re-enactment after the date of this Agreement would increase or extend the liability of any Person under or pursuant to this Agreement;

1.2.3	references to a “Person” shall be construed so as to include any individual, firm, company, corporation, body corporate, government, state or agency of a state, local or municipal authority or government body or any joint venture, association or partnership (whether or not having separate legal personality);

1.2.4	a “subsidiary” means a Subsidiary as defined in the Purchase Agreement;

1.2.5	any question as to whether a Person “Controls” another (including for the purposes of the definition of “Affiliate”) shall be determined in accordance with the Purchase Agreement (and “Controlled” shall be construed accordingly);

1.2.6	references to times of day are to New York time; and

1.2.7	the use of the words “includes” or “including” shall be deemed to say also “without limitation”.

2.	NON-ASSERTION AND GRANT OF LICENSES

2.1	The Agreement shall take effect on the Commencement Date.

2.2	Janssen hereby:

(a) agrees that neither it, its Affiliates, nor any entity which receives rights from Janssen as permitted in Section 12 [*****] against XBiotech, its exclusive licensees or any entity which receives all or substantially all of XBiotech’s or XBiotech’s Affiliates’ rights, as permitted in Section 12, in [*****] any [*****] for the [*****], to the extent such [*****] is permitted under the Purchase Agreement provided that XBiotech shall not transfer its rights under this Section 2.2(a) in a manner that allows XBiotech to retain substantially the same rights that it transfers to such transferee subsequent to such transfer;

[*****] Text omitted for confidential treatment. The redacted information has been excluded because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

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(b) grants to XBiotech during the Term a non-exclusive, worldwide, royalty-free and fully paid-up, transferable (as provided in Section 12), sub-licensable (as provided in Section 3) license to Exploit any New Antibody, to the extent permitted under the Purchase Agreement, under the Licensed Rights (excluding, for the avoidance of doubt, the Core Bermekimab Patents); and

(c) agrees that if Janssen, its Affiliates, or any entity which receives rights from Janssen as permitted in Section 12 [*****] in the [*****] years following the Commencement Date that [*****] from XBiotech pursuant to the Purchase Agreement (including from a Third Party through any of the Assumed Contracts) and that is existing as of the Commencement Date, and the [*****] commenced by XBiotech on [*****] and the [*****] commenced by XBiotech on [*****] and including, with respect to the [*****] after the Commencement Date then none of Janssen, its Affiliates, or any entity which receives rights from Janssen as permitted in Section 12 [*****] against XBiotech, its exclusive licensees or any entity which receives all or substantially all of XBiotech’s or XBiotech’s Affiliates’ rights, as permitted in Section 12 for [*****] to the extent such [*****] is permitted under the Purchase Agreement provided that XBiotech shall not transfer its rights under this Section 2.2(a) in a manner that allows XBiotech to retain substantially the same rights that it transfers to such transferee subsequent to such transfer.

2.3	XBiotech hereby grants to Janssen during the Term a non-exclusive, worldwide, royalty-free and fully paid-up, transferable (as provided in Section 12), sub-licensable (as provided in Section 3) license to Exploit the Licensed Rights, provided, with respect to Know-How, that Janssen shall not transfer such rights in a manner that allows Janssen to retain substantially the same rights that it transfers to such transferee subsequent to such transfer.

[*****] Text omitted for confidential treatment. The redacted information has been excluded because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

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2.4	To the extent that in connection with any XBiotech agreement that is in force as of the Commencement Date (including where such agreement is subsequently amended, restated, substituted, or otherwise modified) with a Third Party, XBiotech at any time Controls a Patent, other than a Core Bermekimab Patent or an Other Bermekimab Patent, having any claim which recites the Compound or the CDRs of the Compound and not a non-Compound anti-IL-1a antibody as a limitation (such Patent, a “Contingent Bermekimab Patent”), XBiotech, to the extent it has the right to do so, hereby grants to Janssen an exclusive (with respect to claims which recite the Compound or the CDRs of the Compound and not a non-Compound anti-IL-1a antibody as a limitation) or non-exclusive (with respect to other claims of such Contingent Bermekimab Patent), worldwide, royalty-free and fully paid-up, transferable (as provided in Section 12), sub-licensable (as provided in Section 3) license to Exploit such Contingent Bermekimab Patent. If XBiotech does not have the right to grant Janssen a license in accordance with this Section 2.4, XBiotech agrees to use Commercially Reasonable Efforts to obtain any necessary consent or rights from such Third Party to license such Contingent Bermekimab Patent to Janssen, subject to Janssen paying any applicable license fees or other consideration required to procure such rights.

2.5	To the extent that any claim in a Patent within the General IL-1α Patents is granted after the Commencement Date, including any such claims arising out of patent term extensions (including any supplemental protection certificates), re-examinations or reissues of General IL-1α Patents, which would be infringed by the Compound or a method of using the Compound, XBiotech hereby grants to Janssen an exclusive (with respect to claims which recite the Compound or the CDRs of the Compound and not a non-Compound anti-IL-1a antibody as a limitation) or non-exclusive (with respect to other claims of such Patent within the General IL-1α Patents), worldwide, royalty-free and fully paid-up, transferable (as provided in Section 12), sub-licensable (as provided in Section 3) license to Exploit the Patent containing such claim. To the extent that any claim in a Patent within the Other Bermekimab Patents or Core Bermekimab Patents is granted after the Commencement Date, including any such claims arising out of patent term extensions (including any supplemental protection certificates), re-examinations or reissues of Other Bermekimab Patents, is reasonably necessary to Exploit any New Antibody, Janssen hereby grants to XBiotech a non-exclusive, worldwide, royalty-free and fully paid-up, transferable (as provided in Sections 12), sub-licensable (as provided in Section 3) license to Exploit the Patent containing such claim.

2.6	To the extent that from the Commencement Date until [*****] years after the Commencement Date, either Party [*****] and that, [*****] would be [*****] with respect to a [*****] or (ii) [*****] with respect to a [*****] then such Party [*****] with the other Party [*****] pursuant to which the [*****] that it and its Affiliates, and any entity which receives rights from such [*****] or its Affiliates, as permitted in Section 12, [*****] as applicable, subject to terms of the Purchase Agreement.

[*****] Text omitted for confidential treatment. The redacted information has been excluded because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

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2.7	Only those licenses expressly granted in this Agreement or the Purchase Agreement have effect. No license or other Intellectual Property Rights are granted by implication, estoppel or any other method that is not express.

2.8	In accordance with Section 5.6 of the Purchase Agreement, XBiotech hereby grants Janssen a paid-up, royalty-free, exclusive, worldwide license under its rights in Dermatology to any Patents that claim a New Antibody as a composition of matter or a method of using a New Antibody solely for purposes of ensuring that any Third-Party product containing such New Antibody will not be manufactured or commercialized for use in a Dermatology indication. Said license shall expire [*****] years from the Commencement Date.

3.	SUB-LICENSING

3.1	Each Party in its role as Licensee or as a recipient of non-assertion rights under Section 2 shall be entitled to sub-license or sub-contract its non-assertion and license rights under this Agreement to any member of such Party’s Group or Third Parties engaged by such Party solely to provide research, development, and/or manufacturing services in furtherance of, as applicable, such Party’s Exploitation of the Granted Rights, without the prior written consent of Licensor provided that:

3.1.1	the provisions of the agreement under which a Party in its role as Licensee or as a recipient of non-assertion rights under Section 2 sub-licenses or sub-contracts its rights under this Agreement (the “Sub-license”) are in writing and obligate the sub-licensee or sub-contractor to comply with all terms and conditions of this Agreement (except those provisions which, by their clear meaning, are not applicable to a sub-licensee or sub-contractor, as applicable);

3.1.2	the Sub-license prohibits further sub-licensing and sub-contracting by the sub-licensee or sub-contractor without the prior written consent of the other Party in its role as Licensor or as the grantor of non-assertion rights in Section 2;

3.1.3	the Sub-license imposes obligations of confidentiality on the sub-licensee or sub-contractor which are no less onerous than those set out in Section 8;

3.1.4	the Sub-license shall terminate if this Agreement expires or is terminated; and

3.1.5	any act of the sub-licensee or sub-contractor which would if committed by a Party in its role as Licensee or as a recipient of non-assertion rights under Section 2 be a breach of this Agreement shall be treated for the purposes of this Agreement as an equivalent breach by that Party in its role as Licensee or as a recipient of non-assertion rights under Section 2 of the terms of this Agreement.

[*****] Text omitted for confidential treatment. The redacted information has been excluded because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

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3.2	Except as provided in Section 3.1, a Party in its role as Licensee or as a recipient of non-assertion rights granted in Section 2 of this agreement, shall not sub-license or sub-contract its rights under this Agreement without the prior written consent of the other Party in its role as Licensor or as the grantor of non-assertion rights in Section 2, not to be unreasonably withheld or delayed. For the sake of clarity, XBiotech shall be entitled to exclusively sub-license or exclusively subcontract its license and non-assertion rights under Section 2.2(a) to one or more Third Parties for purposes of permitting such Third Parties to Exploit any New Antibody to the extent such Exploitation is permitted under the Purchase Agreement and provided that XBiotech shall not sub-license or subcontract its rights under Section 2.2(a) in a manner that allows XBiotech to retain substantially the same rights that it sub-licenses or subcontracts to such sub-licensee or subcontractor subsequent to such sub-license or subcontract.

4.	REGISTRATION OF LICENSES

Each Party has the right to request the registration of the licenses at the competent national or supranational intellectual property offices at its own cost. Licensor agrees to issue Licensee all necessary powers and to effect all necessary signatures for this purpose. All registered materials shall be reviewed by the non-submitting Party and provided with an opportunity to redact the licenses sought for registration.

5.	NO REPRESENTATIONS OR WARRANTIES

5.1	Nothing in this Agreement shall be or shall be deemed to be a representation or warranty by Licensor as to:

5.1.1	the existence, ownership, validity, enforceability or value of the Licensed Rights and/or the rights granted under this Agreement; or

5.1.2	the suitability or usefulness of the Licensed Rights for any particular purpose, including the development, use and/or Exploitation thereof.

5.2	EXCEPT FOR THE EXPRESS WARRANTIES SET FORTH HEREIN, NEITHER PARTY MAKES ANY REPRESENTATIONS OR GRANTS ANY WARRANTIES, EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, BY STATUTE OR OTHERWISE, AND TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY SPECIFICALLY DISCLAIMS ANY OTHER WARRANTIES, WHETHER WRITTEN OR ORAL OR EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF QUALITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR USE OR PURPOSE OR ANY WARRANTY AS TO THE VALIDITY OF ANY INTELLECTUAL PROPERTY RIGHT OR THE NON-INFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES. FOR THE AVOIDANCE OF DOUBT, THE FOREGOING SHALL NOT BE DEEMED TO LIMIT OR IMPAIR THE REPRESENTATIONS AND WARRANTIES OF THE PARTIES SET FORTH IN THE PURCHASE AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS, AS DEFINED IN SECTION 21.1 OF THIS AGREEMENT.

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6.	PROSECUTION AND MAINTENANCE OF PATENTS

6.1	Janssen shall have the sole right, but not the obligation, to institute, prosecute or cause to be prosecuted (such institution, prosecution or causation of prosecution collectively, “Prosecution”), and control any action or proceeding relating to such Prosecution, at its expense and discretion, in any jurisdiction in the world, all Core Bermekimab Patents.

6.2	Janssen shall have the sole right, but not the obligation, to institute, prosecute or cause to be prosecuted, and control any action or proceeding relating to such Prosecution, at its expense and discretion, in any jurisdiction in the world, all Other Bermekimab Patents; provided that (i) Janssen shall notify XBiotech in writing of any substantive action it intends to take or not take in the prosecution of the Other Bermekimab Patents at least sixty (60) days in advance of any deadline for taking or not taking such action and (ii) [*****]. For the avoidance of doubt, [*****] Janssen shall have the final decision-making authority in the prosecution of the Other Bermekimab Patents under this Section 6.2.

6.3	XBiotech shall have the sole right, but not the obligation, to institute, prosecute or cause to be prosecuted, and control any action or proceeding relating to such Prosecution, at its expense and discretion, in any jurisdiction in the world, all General IL-1α Patents; provided that (i) XBiotech shall notify Janssen in writing of any substantive action it intends to take or not take in the prosecution of the General IL-1α Patents at least sixty (60) days in advance of any deadline for taking or not taking such action and (ii) XBiotech shall consider Janssen’s comments in good faith and shall use Commercially Reasonable Efforts to not take positions or make claims, arguments or statements that may have an adverse or negative impact on Janssen’s rights in the General IL-1α Patents, prior to taking or not taking such action at its sole discretion, subject to the provisions set forth in this Section 6.3. For the avoidance of doubt, after giving consideration to Janssen’s comments pursuant to this Section 6.3, XBiotech shall have the final decision-making authority in the prosecution of the General IL-1α Patents under this Section 6.3.

[*****] Text omitted for confidential treatment. The redacted information has been excluded because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

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6.4	If Janssen intends not to proceed with the filing, prosecution or maintenance of substantially all claims of a Patent within the Other Bermekimab Patents to which Janssen has the right to transfer the control of prosecution of in a particular jurisdiction or group of jurisdictions, Janssen shall give XBiotech at least sixty (60) days’ notice of this intention and such Patent within the Other Bermekimab Patents right shall become a Janssen waived patent (a “Janssen Waived Patent”). If XBiotech intends not to proceed with the filing, prosecution, or maintenance of substantially all claims of a Patent within the General IL-1α Patents to which XBiotech has the right to transfer the control of prosecution of in a particular jurisdiction or group of jurisdictions, XBiotech shall give Janssen at least sixty (60) days’ notice of this intention and such Patent within the General 1L-1a Patents shall become a XBiotech waived patent (an “XBiotech Waived Patent”). With respect to each Janssen Waived Patent, XBiotech shall have the right, but not the obligation, to prosecute or cause to be prosecuted, and control further prosecution of that right as if such Janssen Waived Patent was a General IL-1α Patent in accordance with Section 6.3 provided that upon and after XBiotech’s exercise of such right, (i) Janssen or one of its licensees agrees to be joined as party to the action if required by an applicable court, or may otherwise join in Janssen’s discretion; (ii) Janssen agrees to provide Commercially Reasonable Efforts to assist XBiotech to cause any necessary party to join the action; and (iii) XBiotech agrees that it will not, directly or through any Third Party, take positions or make claims, arguments or statements that are adverse to or may have a negative impact on the Compound. With respect to each XBiotech Waived Patent, Janssen shall have the right, but not the obligation, to prosecute or cause to be prosecuted, and control further prosecution of that right as if such XBiotech Waived Patent was an Other Bermekimab Patent in accordance with Section 6.2 provided that upon and after Janssen’s exercise of such right, (i) XBiotech or one of its licensees agrees to be joined as party to the action if required by an applicable court, or may otherwise join in XBiotech’s discretion; (ii) XBiotech agrees to provide Commercially Reasonable Efforts to assist Janssen to cause any necessary party to join the action; and (iii) Janssen agrees that it will not, directly or through any Third Party, take positions or make claims, arguments or statements that are adverse to or may have a negative impact on any New Antibody. Janssen will use Commercially Reasonable Efforts to assist XBiotech in assuring that XBiotech has the power and authority to control the prosecution of each Janssen Waived Patent. XBiotech will use Commercially Reasonable Efforts to assist Janssen in assuring that Janssen has the power and authority to control the prosecution of each XBiotech Waived Patent.

6.5	Notwithstanding anything else in this Agreement with respect to the Other Bermekimab Patents, if a Non-Dermatological Indication becomes a Specified Indication pursuant to the Purchase Agreement, then XBiotech shall not have the rights provided under 6.4 for any Other Bermekimab Patent claiming the relevant Specified Indication.

7.	INFRINGEMENT, INVALIDITY CLAIMS AND THIRD PARTY CLAIMS

Infringement

7.1	If at any time during the Term of this Agreement a Party becomes aware of any Infringement of any of the Licensed Rights (whether such Party is the Licensor or Licensee of such Licensed Right), that Party shall promptly provide to the other Party in writing a notice (an “Infringement Notice”) describing all information in its possession relating to the Infringement that it has the right to provide without breaching any obligation of confidentiality to a Third Party.

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7.2	Janssen shall have sole control of all aspects of any action or proceeding relating to any Infringement of Core Bermekimab Patents, including determining, at its sole discretion, whether or not to institute any such action or proceeding, its prosecution, defense or settlement (but for the avoidance of doubt shall have no obligation to bring or defend any such action or proceeding), and any award of damages or costs obtained from any such action or proceeding, or any sum obtained pursuant to a settlement of any such action or proceeding, shall accrue solely to the benefit of Janssen. Janssen shall be responsible for its own costs of legal or other representation in respect of any such action or proceeding. On no account shall XBiotech institute any such action or proceeding, without the prior written consent, of Janssen.

7.3	Subject to Section 7.4 of this Agreement, Janssen, with respect to Other Bermekimab Patents, and XBiotech, with respect to General IL-1α Patents, shall solely have control of all aspects of any action or proceeding relating to any Infringement of the applicable Patents, including determining, at its sole discretion, whether or not to institute any such action or proceeding, its prosecution, defense or settlement (but for the avoidance of doubt shall have no obligation to bring or defend any such action or proceeding), and any award of damages or costs obtained from any such action or proceeding, or any sum obtained pursuant to a settlement of any such action or proceeding, shall accrue solely to the benefit of the controlling Party. Each Party will use Commercially Reasonable Efforts to not take positions or make claims, arguments or statements that may have an adverse or negative impact on the other Party’s Licensed Rights. Each Party shall be responsible for its own costs of legal or other representation in respect of any such action or proceeding. Except as provided in Section 7.4, on no account shall XBiotech, with respect to Other Bermekimab Patents, or Janssen, with respect to General IL-1α Patents, institute any such action or proceeding, without the prior written consent of the other Party.

7.4	Solely with respect to Section 7.3 above, if either Party does not, within ninety (90) days after its receipt or delivery of an Infringement Notice under Section 7.1 or ten (10) days before the expiration date for filing an appropriate suit or responding to or taking any action (as applicable), initiate and prosecute any legal action to enforce or defend at least one claim of an applicable Patent included in the Licensed Rights with respect to an Infringement action (the “Non-Enforcing Party”), then the other Party shall have the right, but not the obligation, to commence such a suit or take such an action to enforce or defend the applicable Patent included in the Licensed Rights (the “Enforcing Party”). In such event, the Non-Enforcing Party shall take appropriate actions in order to enable the Enforcing Party to commence a suit or take the actions set forth in the preceding sentence. Prior to settling any such suit or action, the Enforcing Party shall notify the Non-Enforcing Party in writing as to the material terms of such proposed settlement and shall not execute such settlement without the Non-Enforcing Party’s written consent if the Non-Enforcing Party identifies to the Enforcing Party in reasonable detail a material risk of a material negative impact on the Licensed Rights, taking into account the potential impact on the value of the Compound or New Antibody (as applicable) worldwide as a result of such settlement. Prior to the Enforcing Party commencing such a suit or action, the Enforcing Party shall consider in good faith any reasonable business concerns of which the Non-Enforcing Party notifies the Enforcing Party in writing within ninety (90) days after the Non-Enforcing Party’s receipt or delivery of notice under Section 7.1. If either Party identifies to the other Party in reasonable detail a material risk of a material negative impact on the Licensed Rights resulting directly from such a suit or action, taking into account the potential impact on the value of the Compound or New Antibody (as applicable) worldwide, then the other Party shall not commence any such suit or action. If the Enforcing Party recovers monetary damages in such claim, suit or action, such recovery shall be allocated as such: Non-Enforcing Party costs in providing assistance pursuant to this Section 7.4 shall be reimbursed by the Enforcing Party and any remaining recovery in excess of such costs in conducting the litigation shall go to the Enforcing Party.

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7.5	Notwithstanding anything else in this Agreement with respect to the Other Bermekimab Patents, if a Non-Dermatological Indication becomes a Specified Indication pursuant to the Purchase Agreement, then XBiotech shall not have the rights provided under 7.4 for any Other Bermekimab Patent claiming the relevant Specified Indication.

INVALIDITY CLAIMS

7.6	If at any time during the Term of this Agreement a Party becomes aware of any Invalidity Claim in respect of any Licensed Rights, that Party shall promptly provide to the other Party in writing a notice (an “Invalidity Notice”) describing all information in its possession relating to the Invalidity Claim that it has the right to provide without breaching any obligation of confidentiality to a Third Party.

7.7	Janssen shall have control of all aspects of any action or proceeding relating to the defense of any Invalidity Claim of Core Bermekimab Patents, including determining, at its sole discretion, whether or not to institute or participate in any such action or proceeding, its prosecution, defense or settlement (but for the avoidance of doubt shall have no obligation to bring or defend any such action or proceeding), and any award of damages or costs obtained from any such action or proceeding, or any sum obtained pursuant to a settlement of any such action or proceeding, shall accrue solely to the benefit of Janssen. Janssen shall be responsible for its own costs of legal or other representation in respect of any such action or proceeding. On no account shall XBiotech institute any such action or proceeding, without the prior written consent, of Janssen.

7.8	Subject to Section 7.9 of this Agreement, Janssen, with respect to Other Bermekimab Patents, and XBiotech, with respect to General IL-1α Patents, shall solely have control of all aspects of any action or proceeding relating to the defense of any Invalidity Claim of the applicable Patents, including determining, at its sole discretion, whether or not to institute or participate in any such action or proceeding, its prosecution, defense or settlement (but for the avoidance of doubt shall have no obligation to bring or defend any such action or proceeding), and any award of damages or costs obtained from any such action or proceeding, or any sum obtained pursuant to a settlement of any such action or proceeding shall accrue solely to the benefit of the controlling Party. Each Party will use Commercially Reasonable Efforts to not take positions or make claims, arguments or statements that may have an adverse or negative impact on the other Party’s Licensed Rights. Each Party shall be responsible for its own costs of legal or other representation in respect of any such action or proceeding. Except as provided in Section 7.9, on no account shall XBiotech, with respect to Other Bermekimab Patents, or Janssen, with respect to General IL-1α Patents, institute any such action or proceeding, without the prior written consent of the other Party.

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7.9	Solely with respect to Section 7.8 above, if either Party does not, within ninety (90) days after its receipt or delivery of an Invalidity Notice under Section 7.6 or ten (10) days before the expiration date for filing an appropriate suit or responding to or taking any action (as applicable), initiate and prosecute any legal action to defend the Licensed Rights with respect to at least one Invalidity Claim of an applicable Patent (the
“Non-Defending Party”), then the other Party (the “Defending Party”) shall have the right, but not the obligation, to commence such a suit or take such an action to enforce or defend the applicable Patent included in the Licensed Rights. In such event, the Non-Defending Party shall take appropriate actions in order to enable the Defending Party to commence a suit or take the actions set forth in the preceding sentence. Prior to settling any such suit or action related to such Invalidity Claim, the Defending Party shall notify the Non-Defending Party in writing as to the material terms of such proposed settlement and shall not execute such settlement without the Non-Defending Party’s written consent if the Non-Defending Party identifies to the Defending Party in reasonable detail a material risk of a material negative impact on the Licensed Rights, taking into account the potential impact on the value of the Compound or New Antibody (as applicable) worldwide as a result of such settlement. Prior to the Defending Party commencing such a suit or action, the Defending Party shall consider in good faith any reasonable business concerns, of which the Non-Defending Party notifies the Defending Party in writing within ninety (90) days after the Non-Defending Party’s receipt or delivery of notice under Section 7.6. If either Party identifies to the other Party in reasonable detail a material risk of a material negative impact on the Licensed Rights resulting directly from such a suit or action, taking into account the potential impact on the value of the Compound or New Antibody (as applicable) worldwide, then the other Party shall not commence any such suit or action. If Defending Party recovers monetary damages in such claim, suit or action, such recovery shall be allocated as such: Non-Defending Party costs in providing assistance pursuant to this Section 7.9 shall be reimbursed by the Defending Party and any remaining recovery in excess of such costs in conducting the litigation shall go to the Defending Party.

7.10	Notwithstanding anything else in this Agreement with respect to the Other Bermekimab Patents, if a Non-Dermatological Indication becomes a Specified Indication pursuant to the Purchase Agreement, then XBiotech shall not have the rights provided under 7.9 for any Other Bermekimab Patent claiming the relevant Specified Indication.

7.11	Each Party agrees that at no time through expiration of the Patents included within the Seller Intellectual Property or General IL-1a Patents shall it or any member of its Group challenge or oppose, or commence any action challenging or opposing, directly or indirectly, or assist any other Person or Third Party in challenging or opposing, directly or indirectly, the validity and/or enforceability of any rights of the other Party or any member of its Group in such Patents.

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Conduct of litigation

7.12	If a Party initiates (the “Lead Party”) any enforcement or defense action with respect to Infringement or the defense of any Invalidity Claim as permitted pursuant to this Section 7:

7.12.1	the other Party shall use Commercially Reasonable Efforts to assist the Lead Party in such action (including using reasonable best efforts to ensure that an inventor, under its control, does not take a contrary position to a previous statement made by such inventor, provided that such inventor shall not be required to make statements that are not factual) at the Lead Party’s sole expense, including, where necessary, joining any lawsuit or proceeding initiated to defend such Infringement or Invalidity Claim;

7.12.2	the Lead Party shall give the other Party reasonable notice of any substantial change in the scope of the Patent in suit as a result of an Infringement or the defense of any Invalidity Claim; and

7.12.3	the other Party shall not make any admission as to liability and shall not agree to any settlement or compromise of any action or proceeding relating to any such Infringement or Invalidity Claim.

7.13	If a Party has the right to institute or defend any action or proceeding pursuant to this Section 7 (the “Entitled Party”) but Applicable Law does not permit the Entitled Party to institute or defend such action or proceeding (including, for the avoidance of doubt, where Applicable Law requires that a Party instituting or defending an action must hold the relevant regulatory license), to the extent permitted by Applicable Law, the other Party (the “Conducting Party”) shall institute or defend such action or proceeding on behalf of, and at the direction of, the Entitled Party, subject to the Conducting Party being indemnified and secured to its reasonable satisfaction by the Entitled Party against all liabilities which may be incurred and all costs and expenses being borne by the Entitled Party.

THIRD PARTY CLAIMS

7.14	If any action, suit or proceeding is brought against a Party or any Affiliate or sub-licensee of a Party alleging that its use of the Licensed Rights infringes the intellectual property rights of a Third Party, each of the Parties shall have the right but not the obligation to defend itself in such action, suit or proceeding at its sole expense. The Parties shall cooperate with each other in any defense of any such suit, action or proceeding. The Parties shall give each other prompt written notice of the commencement of any such suit, action or proceeding, or receipt of any claim of infringement, and shall promptly furnish each other a copy of each communication relating to the alleged infringement.

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7.15	Neither Party shall compromise, litigate, settle or otherwise dispose of any such suit, action or proceeding without the other Party’s advice and prior written consent, provided that the Party not having the right to defend the suit shall not unreasonably withhold its consent to any settlement that does not have a material adverse effect on its rights, obligations or benefits, either under this Agreement or otherwise.

7.16	The Party first having actual notice of any claim, action or proceeding referenced in Section 7.14 shall promptly notify the other Party in writing, setting forth in reasonable detail, to its knowledge, the facts related to any such claim, action or proceeding. The Parties shall promptly discuss proposed responses thereto.

8.	CONFIDENTIALITY

8.1	In this Agreement, “Confidential Information” shall, subject to Section 8.2, mean, as specified below, all information, Know-how and data obtained pursuant to or in connection with this Agreement, whether oral, in writing or in any other form, disclosed before, on or after the date of this Agreement by one Party (the “Disclosing Party”) to the other Party (the “Receiving Party”). For clarity, Know-how that is within the scope of the Licensed Rights granted by XBiotech to Janssen is the Confidential Information of XBiotech as the Disclosing Party. Information provided by the Disclosing Party to the Receiving Party will be Confidential Information as defined in this Section 8:

8.1.1	if a reasonable person in the place of the Receiving Party would reasonably believe that such information was confidential information;

8.1.2	if it is clearly marked or labelled by the Disclosing Party as confidential in nature if disclosed in written or any other tangible form; and/or

8.1.3	if it is specified by the Disclosing Party at the time of disclosure as being confidential if disclosed orally by the Disclosing Party to the Receiving Party.

8.2	In this Agreement, “Confidential Information” shall not include any information which the Receiving Party can demonstrate:

8.2.1	was generally available to the public or otherwise part of the public domain at the time of its disclosure to the Receiving Party;

8.2.2	is in or has come into the public domain through no fault of the Receiving Party, its officers, members of its Group, employees, agents, sub-licensees or sub-contractors (“Representatives”);

8.2.3	is already in the lawful knowledge and possession of the Receiving Party prior to first receiving it from the Disclosing Party, or was otherwise developed independently by the Receiving Party, as evidenced by written records or other documentary proof of actual knowledge by the Receiving Party; and/or

8.2.4	is obtained by the Receiving Party from a Third Party without any obligation of confidentiality and such Third Party is in lawful possession of such information and is not in breach of any contractual or legal obligation to maintain the confidentiality of such information, as evidenced by written records or other documentary proof of such Third Party’s disclosure to the Receiving Party.

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8.3	The Receiving Party shall, and shall cause its Representatives to, keep confidential and shall not publish or otherwise use or disclose to any Third Party any Confidential Information received from the Disclosing Party except as set out in Section 8.4 below.

8.4	The Receiving Party may:

8.4.1	use Confidential Information received from the Disclosing Party solely to the extent that such use is necessary for the purpose of exercising its rights and/or performing its obligations under this Agreement;

8.4.2	disclose Confidential Information received from the Disclosing Party to its Representatives solely to the extent necessary to enable the Receiving Party to exercise its rights and/or perform its obligations under this Agreement or as required for the proper discharge of its reporting, regulatory or other compliance, administrative, governance or similar duties or obligations, provided that the Receiving Party shall procure that its Representatives (i) do not further disclose the Confidential Information to any Third Party or use it for any purpose other than as set forth in Section 8.4.1 and (ii) are bound by terms of confidentiality equivalent to those in this Section 8;

8.4.3	disclose any part of the Confidential Information received from the Disclosing Party to its professional advisors, attorneys, auditors and bankers provided that the Receiving Party shall be liable for any failure by its professional advisors, attorneys, auditors or bankers to keep such information confidential; and

8.4.4      disclose any part of the Confidential Information received from the Disclosing Party to the extent required by Applicable Law to be included as results of clinical trials posted on clinicaltrial.gov, clinicalstudyresults.org and on any other registry with requirements consistent with the registration and publication guidelines of the International Committee of Medical Journal Editors, solely to the extent required. All data and information posted on clinicaltrial.gov, clinicalstudyresults.org or any other registry will be subject to prior review by the other Party.

8.5	The Receiving Party may disclose any Confidential Information received from the Disclosing Party to any governmental or other regulatory agencies to comply with Applicable Law or regulations, provided the Receiving Party provides to the Disclosing Party prompt prior written notice of its obligation to make such disclosure and takes reasonable and lawful actions to avoid or minimize the degree of such disclosure.

8.6	If the Receiving Party discloses or becomes aware of any unauthorized use or disclosure of Confidential Information received from the Disclosing Party it shall promptly notify the Disclosing Party and promptly take all reasonable steps to prevent further unauthorized use or disclosure.

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8.7	The restrictions contained in this Section 8 shall continue to apply for a period of ten (10) years after the expiry or termination of this Agreement or for so long as such information remains confidential, whichever is earlier.

8.8	For the avoidance of doubt, Janssen’s use of the Know-how licensed to it pursuant to Section 2.3 in accordance with the terms of such license shall in no way be deemed to violate the provisions of this Section 8, so long as Janssen discloses any such Know-how in connection with the exercise of its rights as permitted under this Agreement and pursuant to a binding enforceable agreement: (i) informing such Person of the confidential nature of such Know-How; (ii) restricting the use of such Know-How to: (A) the subject matter of such agreement or (B) such Persons who have a professional obligation to maintain the confidentiality of such Know-How; and (iii) requiring each Person to whom the disclosure is made to maintain the confidentiality of such Know-How with terms no less stringent than those in this Section 8.

9.	TERM

9.1	This Agreement shall come into force on the Commencement Date and, unless terminated earlier in accordance with the provisions of Section 10 of this Agreement, shall continue in force so long as any of the Parties’ Granted Rights are valid and in force and effect anywhere in the world (the “Term”).

10.	TERMINATION

10.1	Either Party (the “terminating Party”) may terminate the license granted by such terminating Party in Section 2 with immediate effect by giving the other Party (the “non-terminating Party”) written notice of termination if:

10.1.1	the non-terminating Party commits a material breach of Sections 2.2, 2.3, 2.5, 3, 6, 7, 8 or 12 of this Agreement (examples of a material breach of such Sections shall include but not be limited to the non-terminating Party: (i) publishing or otherwise using or disclosing to any Third Party any significant Confidential Information received from the terminating Party (other than in compliance with Section 8); and (ii) assigning its rights under the Agreement in a manner that does not comply with Section 12.3 or 12.4) and has not cured such breach after notice from the terminating Party requesting cure of the breach as specified below; and provided that the terminating Party has given the non-terminating Party the following opportunities to remedy such breach:

(a)	the written notice of breach will detail the specific obligation under this Agreement that is alleged to have been breached; the manner of such alleged breach; and the steps to be taken in order to remedy such breach; and

(b)	without prejudice to the right of the terminating Party to seek urgent relief, the terminating Party has provided the non-terminating Party with a reasonable amount of time (but no more than ninety (90) days) in which (A) to complete any steps that might be taken to remedy the breach, as stated in the notification of breach; or (B) if completion of those steps is not possible within a 90-day period, to commence those steps required as stated in the notification of breach, on the condition that the non-terminating Party continues to perform those steps with due diligence and the breach can be cured within a mutually agreeable period of time.

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10.2	All rights and licenses granted to Licensee under or pursuant to this Agreement are, and will otherwise be deemed to be, for purposes of Section 365(n) of the United States Bankruptcy Code, 11 U.S.C. §§ 101 et seq. (the “Code”) and any similar laws in any other country, licenses of rights to “intellectual property” as defined under Section 101 of the Code. Licensee of such rights under this Agreement, will retain and may fully exercise all of its protections, rights and elections under the Code and any similar laws in any other country. All rights, powers and remedies provided for in this Section 10.2 are in addition to and not in substitution for any and all other rights, powers and remedies now or hereafter existing at law or in equity (including under the Code and any similar laws in any other country). If voluntary or involuntary proceedings by or against a Party are instituted in bankruptcy under any insolvency law, or a receiver or custodian is appointed for such Party, or proceedings are instituted by or against such Party for corporate reorganization, dissolution, liquidation or winding up of such Party, which proceedings, if involuntary, shall not have been dismissed within sixty (60) days after the date of filing, or if such Party makes an assignment for the benefit of creditors, or substantially all of the assets of such Party are seized or attached and not released within sixty (60) days thereafter, the other Party may immediately terminate this Agreement effective upon notice of such termination.

10.3	For the avoidance of doubt, the right to terminate this Agreement in accordance with this Section is not exclusive of any rights, powers and remedies provided by law.

11.	EFFECT OF EXPIRY OR TERMINATION

11.1	Upon the expiry or termination of this Agreement for whatever reason:

11.1.1	the licenses and non-assertion rights granted under Section 2 (together with all corresponding sub-licenses) shall immediately terminate and each Licensee shall, and shall procure that its sub-licensees and sub-contractors shall, forthwith cease all activities for which a license is granted under this Agreement;

11.1.2	each Receiving Party shall use Commercially Reasonable Efforts to promptly (a) return to the Disclosing Party or destroy all hard copies of Confidential Information; and (b) delete and make no attempts to recover all soft copies of Confidential Information, in each case disclosed to the Receiving Party by or on behalf of the Disclosing Party whether in the possession or control of the Receiving Party or any of its Representatives (notwithstanding the foregoing, the Receiving Party may retain copies of Confidential Information stored on backup disks or in backup storage facilities automatically produced in the ordinary course of business; any Confidential Information so retained will be held subject to the confidentiality and use limitations set forth in Section 8).

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11.2	Expiry or termination of this Agreement shall not affect any rights or liabilities accrued under this Agreement prior to such expiry or termination.

12.	ASSIGNMENT AND TRANSFER

12.1	This Agreement shall be binding on and shall inure for the benefit of the successors of the Parties.

12.2	Subject to Sections 3, 12.3 12.4, 12.5 and 12.6, neither Party may assign, transfer, charge or dispose in any way of any of its rights or obligations under this Agreement, or part thereof (or purport to do any such thing) to a Third Party that is not an Affiliate without the other Party’s prior written consent.

12.3	XBiotech shall not transfer its rights under Section 2.2 to a Third Party except to: (i) an Affiliate, (ii) a successor in all of XBiotech’s rights in the Granted Rights, (iii) exclusive licensees of XBiotech’s rights in the Granted Rights or (iv) Persons performing services or activities in support of any of XBiotech’s rights in the Granted Rights. Janssen has the right to transfer its rights in the Granted Rights without restriction; provided that Janssen shall not transfer its rights under Section 2.3 to a Third Party in a manner that allows Janssen to retain substantially the same rights that it transfers to such Third Party subsequent to such transfer.

12.4	Subject to Section 12.3, each Licensor may grant licenses, assign or otherwise transfer any right, title or interest in any of the respective rights under which they grant a non-exclusive license to the other party pursuant to this Agreement and Janssen may grant licenses, assign or otherwise transfer any right, title or interest in any of the Core Bermekimab Patents that are the subject of the non-assertion rights granted in Section 2.2, provided that any such grant is made subject to the terms and conditions of this Agreement, and further provided that such Licensor procures that licensee, assignee or transferee complies with and is bound by the provisions of this Agreement as if such licensee, assignee or transferee were a party to this Agreement, including the licenses or, in respect of the Core Bermekimab Patents, the non-assertion rights granted by such Licensor under Section 2, provided that any act of licensee, assignee or transferee which would if committed by such Licensor be a breach of this Agreement shall be treated for the purposes of this Agreement as an equivalent breach by such licensee, assignee or transferee of the terms of this Agreement.

12.5	Each Party in its role as Licensor or as the grantor of non-assertion rights in Section 2 may assign its rights under this Agreement to any member of its Group. Such Party acknowledges and agrees:

12.5.1	that any such assignment will be in respect of the whole of this Agreement and not any part thereof;

12.5.2	that any such assignment would not reduce the scope of any non-assertion rights or rights licensed to the other Party in its role as Licensee or as recipient of non-assertion rights under Section 2 of this Agreement;

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12.5.3	to provide the other Party in its role as Licensee or as recipient of non-assertion rights under Section 2 if this Agreement with notice of such assignment promptly after completion of such assignment; and

12.5.4	such Party in its role as Licensor or as the grantor of non-assertion rights in Section 2 shall procure that the assignee shall assume the obligations of such Party, including the licenses and non-assertion provisions granted by such Party under Section 2, provided that any act of the assignee which would if committed by such Party be a breach of this Agreement shall be treated for the purposes of this Agreement as an equivalent breach by such assignee of the terms of this Agreement.

12.6	Each Party in its role as Licensee or as a recipient of non-assertion rights under Section 2 may assign its rights under this Agreement to a member of its Group. Such Party acknowledges and agrees:

12.6.1	that any such assignment will be in respect of the whole of this Agreement and not any part thereof;

12.6.2	that any such assignment would not expand the scope of any non-assertion rights or rights licensed by the other Party in its role as Licensor or grantor of non-assertion rights under Section 2 of this Agreement;

12.6.3	to provide the other Party in its role as Licensor or grantor of non-assertion rights under Section 2 of this Agreement with notice of such assignment promptly after completion of such assignment; and

12.6.4	that such Party in its role as Licensee or as a recipient of non-assertion rights under Section 2 shall procure that the assignee shall assume the obligations of such Party, provided that any act of the assignee which would if committed by such Party be a breach of this Agreement shall be treated for the purposes of this Agreement as an equivalent breach by such assignee of the terms of this Agreement.

13.	ANNOUNCEMENTS

13.1	Subject to Section 13.2 of this Agreement and Section 5.9 of the Purchase Agreement, no announcement concerning this Agreement or any ancillary matter shall be made by any Party without the prior written approval of the other Party, such approval not to be unreasonably withheld or delayed.

13.2	A Party may make an announcement concerning this Agreement (or any aspect of it) if and only to the extent required by:

(i)	the Applicable Laws of any relevant jurisdiction; or

(ii)	any Governmental Entity or any Tax Authority to which any Party is subject or submits, wherever situated whether or not the requirement has the force of law;

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13.3	in which case the Party concerned shall take all such steps as may be reasonable and practicable in the circumstances to agree to the contents of such announcement with the other Party before making such announcement.

14.	REMEDIES AND WAIVERS

14.1	No delay or omission by any Party in exercising any right, power or remedy provided by law or under this Agreement or any document referred to in it shall:

(i)	impair or affect such right, power or remedy; or

(ii)	operate as a waiver of it.

14.2	The failure of any Party to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other Party with its obligations hereunder, shall not constitute a waiver by such Party of its right to exercise any such or other right, power or remedy or to demand such compliance.

14.3	The rights, powers and remedies provided in this Agreement are cumulative and not exclusive of any rights, powers and remedies provided by law unless otherwise stated herein.

15.	NOTICES

15.1	Any notice or other communication given or made under, or in connection with the matters contemplated by, this Agreement shall only be effective if it is in writing. Such writing may be delivered to a Party by courier or in portable document (.pdf) format by electronic mail which becomes effective upon acknowledgement by the receiving Party.

15.2	Any such notice or communication shall be sent to a Party at its address and for the attention of the individual set out below:

(a)	for the attention of the individual set out below:

Name of Party	Address
Janssen Biotech, Inc.	Janssen Biotech, Inc. 800 Ridgeview Drive Horsham, PA 19044
Attention: President
With copies, which shall not constitute notice, to:	Johnson & Johnson Law Department One Johnson & Johnson Plaza New Brunswick, NJ 08933

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Name of Party

Address:

Attention: General Counsel, Pharmaceuticals

Cravath, Swaine & Moore LLP

Worldwide Plaza

825 Eighth Avenue

New York, New York 10019

Attention: Robert I. Townsend, III, Esq.

  Jenny Hochenberg, Esq

XBiotech, Inc.	XBiotech. Inc. 5217 Winnebago Lane Austin, Texas 78744
Attention: John Simard
With a copy, which shall not constitute notice, to:	Bryan Cave Leighton Paisner LLP 120 Broadway, Suite 300 Santa Monica, California 90401 Attention: David G. Andersen

PROVIDED THAT a Party may change its notice details by giving notice to the other Party of the change in accordance with this Section 15. That notice shall become effective on the date falling five (5) Business Days after the notification has been received or such later date as may be specified in the notice.

15.3	Any notice or communication given or made under, or in connection with the matters contemplated by, this Agreement shall, in the absence of earlier receipt, be deemed to have been duly given as follows:

(i)	if delivered personally, on delivery;

(ii)	if sent by overnight courier service, two (2) clear Business Days after the date of dispatch; and

(iii)	if sent by any other method permitted by this Section, three (3) clear Business Days after the date of posting.

15.4	Any notice or communication given or made under, or in connection with the matters contemplated by, this Agreement outside Working Hours in the place to which it is addressed shall be deemed not to have been given until the start of the next period of Working Hours in such place.

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16.	NO PARTNERSHIP

16.1	Nothing in this Agreement and no action taken by the Parties shall constitute a partnership, association, joint venture or other co-operative entity between the Parties.

17.	COSTS AND EXPENSES

17.1	Except as otherwise stated in this Agreement, each Party shall pay its own costs and expenses in relation to the preparation, execution and carrying into effect of this Agreement and all other documents entered into pursuant to, or in connection with, it.

18.	COUNTERPARTS

18.1	This Agreement may be executed (including by PDF copy) in any number of counterparts, and by Licensor and Licensee on separate counterparts, but shall not be effective until each Party has executed at least one counterpart.

18.2	Each counterpart shall constitute an original of this Agreement, but the counterparts shall together constitute but one and the same instrument.

19.	no rights in the compound

19.1	Notwithstanding anything in this Agreement, for the avoidance of doubt, no rights whatsoever to the Compound are conveyed by any provision of this Agreement.

20.	NO CONFLICTing obligation

20.1	After the Commencement Date, each Party agrees that it will not enter into any agreement that conflicts with, results in a material breach of, or constitutes a default under, such Party’s obligations under Section 2 of this Agreement.

21.	ENTIRE AGREEMENT

21.1	This Agreement, the Purchase Agreement, and any other agreements entered into pursuant to this Agreement or the Purchase Agreement (the “Transaction Documents”), constitute the whole and only agreement between the Parties relating to the Acquisition and, save if and only to the extent expressly repeated in any of the Transaction Documents, supersedes and extinguishes any prior drafts, agreements, undertakings, representations, warranties and arrangements of any nature whatsoever, whether or not in writing, relating thereto.

21.2	This Agreement may only be amended by a document signed by each of the Parties. For this purpose, an amendment to this Agreement shall include any addition, deletion, supplement or replacement, howsoever effected.

21.3	The Parties acknowledge and agree that any amendment to this Agreement between the date hereof and the Closing Date is subject to the written consent of each Party.

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22.	INVALIDITY

22.1	If, at any time any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, that shall not affect or impair:

22.1.1	the legality, validity or enforceability in that jurisdiction of any other provision of this Agreement; or

22.1.2	the legality, validity or enforceability under the law of any other jurisdiction of that or any other provision of this Agreement.

23.	FURTHER ASSURANCE

23.1	Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

24.	THIRD PARTY beneficiaries

24.1	The Parties acknowledge and agree that this Agreement is for the sole benefit of the Parties.

25.	GOVERNING LAW

25.1	This Agreement shall be governed by and construed in accordance with the laws of the state of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

30

IN WITNESS of which this Agreement has been duly executed by the Parties on the date first written above.

Janssen Biotech, Inc.

/s/ Austin Clayton
Name: Austin Clayton	Name:

XBiotech, Inc.

/s/ John Simard
Name: John Simard	Name:

[Signature Page to IP License Agreement]